                                                                    EXHIBIT 4.6




                                   [Form of Note]

CUSIP NO.                         PRINCIPAL AMOUNT:

REGISTERED NO.



                                 RAYONIER INC.

                    SERIES B MEDIUM-TERM FLOATING RATE NOTE

                   Due Nine Months or More from Date of Issue

                 [ ]  Check box if the Note is a Global Note.

           Applicable if the Note is a Global Note:  [UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

ORIGINAL ISSUE DATE:         INITIAL INTEREST RATE:  STATED MATURITY

INTEREST RATE BASIS:         INDEX MATURITY:

REDEEMABLE ON OR AFTER (AT   SPREAD MULTIPLIER:      SPREAD:  +
OPTION OF COMPANY):                                           -

                             INITIAL REDEMPTION      INTEREST RATE RESET PERIOD:
                             PERCENTAGE:

CALCULATION AGENT:       ANNUAL REDEMPTION      DEPOSITARY:  (Only applicable if
                         PERCENTAGE REDUCTION:  this Note is a Global Note)

INITIAL DATE ON WHICH    MAXIMUM INTEREST RATE:
THE NOTE IS REPAYABLE
AT THE OPTION OF THE
HOLDER:                  MINIMUM INTEREST RATE:
                                                SINKING FUND:


INTEREST PAYMENT DATES:                         DEFAULT RATE:  (Only
                                                applicable if Note issued
                                                at original issue discount)

INTEREST CALCULATION                            OID DEFAULT AMOUNTS:  (Only
DATES: ten calendar days                        applicable if Note issued
after the Interest                              at original issue discount)
Determination Date, unless
otherwise stated

AUTHORIZED DENOMINATIONS:

OTHER TERMS:

        RAYONIER INC., a corporation organized and existing under the laws of North Carolina (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value
received, hereby promises to pay to            or registered assigns, the
principal sum of           Dollars at the office or agency of the Company
maintained for that purpose in the Borough of Manhattan, The City of New York (the "Paying Agent"), on the Stated Maturity specified above (the "Stated Maturity"), or if such date is not a Business Day (as defined herein), the next succeeding Business Day, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts, and to pay interest on said principal sum at said office or agency in like coin or currency on the Interest Payment Date(s) specified above in each year following the Original Issue Date and at Maturity, at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date (as defined herein) following the Original Issue Date and thereafter at a rate per annum determined in accordance with the provisions on the reverse hereof under the heading "Determination of Interest Rate Per Annum for Commercial Paper Rate Notes", "Determination of Interest Rate Per Annum for LIBOR Notes", "Determination of Interest Rate Per Annum for Treasury Rate Notes", "Determination of Interest Rate Per Annum for CD Rate Notes" or "Determination of Interest Rate Per Annum for Federal Funds Rate Notes", depending upon whether the Interest Rate Basis is the Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, CD Rate or Federal Funds Rate, as specified above until the principal sum hereof has been paid or duly provided for; provided, however, that if any Interest Payment Date would otherwise fall on a day that is not a Business Day, unless such Interest Payment Date is also the date of Maturity, such Interest Payment Date will be the next succeeding Business Day, except that in the event that the Interest Rate Basis for this Note is LIBOR, if such day falls in the next succeeding calendar month, such Interest Payment Date will be the next preceding day that is a Business Day.

        If the date of Maturity for this Note falls on a day which is not a Business Day, payment of principal and any premium and interest need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue on such payment for the period from and after such due date to such next succeeding Business Day.

        Interest on this Note shall accrue (a) if the rate at which interest on this Note is payable shall be adjusted monthly, quarterly, semiannually or annually, as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions on the reverse hereof, from the Interest Payment Date next preceding the date of this Note to which interest has been paid, unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until the principal sum hereof has been paid or duly provided for or (b) if the rate at which interest on this Note is payable shall be adjusted daily or weekly, as specified above under

"Interest Rate Reset Period" and as determined in accordance with the provisions on the reverse hereof, from the date after the Regular Record Date next preceding the date of this Note through which interest has been paid, unless the date hereof is a Regular Record Date through which interest has been paid, in which case from the day after the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until the principal sum hereof has been paid or duly provided for; provided, however, that if the date of this Note is after any Regular Record Date preceding any Interest Payment Date and before such Interest Payment Date, interest on this Note shall accrue from such Interest Payment Date unless the rate at which interest on this Note is payable shall be adjusted daily or weekly, as provided above under "Interest Rate Reset Period" and as determined in accordance with the provisions on the reverse hereof, in which case interest on this Note shall accrue from the day after such Regular Record Date, or, in either case, if no interest has been paid on this Note, from the Original Issue Date specified above. The first payment of interest on a Note originally issued and dated between a Regular Record Date and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular

Record Date to the Holder at the close of business on such next succeeding Regular Record Date.

        Interest payments hereon will include interest accrued to but excluding the applicable Interest Payment Date; provided, however, that if the rate at which interest on this Note is payable shall be adjusted daily or weekly as specified on the face hereof under "Interest Rate Reset Period" and as determined in accordance with the provisions hereof, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued to and including the Regular Record Date next preceding such Interest Payment Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid or duly provided for, as the case may be, up to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places, without rounding) for each such day shall be computed by dividing the interest rate per annum (expressed as a decimal calculated to seven decimal places without rounding) applicable to such day by 360 if the Interest Rate Basis specified on the face hereof is Prime Rate, LIBOR, Commercial Paper Rate, CD Rate or Federal Funds Rate or by the actual number of days in the year if the Interest Rate Basis specified on the face hereof is Treasury Rate. Subject to certain exceptions provided in the Indenture referred to on the reverse hereof, the interest so payable on any Interest Payment Date shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, and interest payable at Maturity shall be paid to the Person to whom said principal sum is payable. "Regular Record Date" shall mean the fifteenth calendar day prior to any Interest Payment Date. "Business Day" shall mean, as used herein with respect to any particular location, each Monday, Tuesday, Wednesday, Thursday and Friday which is (a) not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close and (b) in the event that the Interest Rate Basis for this Note is LIBOR, a London Business Day. "London Business Day" shall mean any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity) shall be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to those Persons holding Notes with an aggregate principal amount of greater than $5 million to such account as may have been appropriately designated by such Holder as set forth herein. Payment of the principal of and any premium and interest on this Note due to the Holder hereof at Maturity shall be made in immediately available funds upon presentation of this Note for surrender at the office of the Paying Agent in the Borough of Manhattan, The City of New York.

        Any designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York by no later than the Regular Record Date immediately preceding the applicable Interest Payment Date and, unless revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Regular Record Date immediately preceding the applicable

Interest Payment Date, shall remain in effect with respect to any further payments with respect to this Note payable to such Holder.

        The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon such payments shall be borne by the Holder or Holders of this Note in receipt of which such payments are made.

        If this Note is a Global Note as specified above, the following legend is applicable: "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, The Company has caused this instrument to be duly executed under its corporate seal.
                                        RAYONIER INC.,
                                             by
                                                -----------------------
                                                Senior Vice President

Attest:

- ---------------------------
Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture


BANKERS TRUST COMPANY, as Trustee,

  by
     ----------------------
    Authorized Signatory


Dated:

                               [Reverse of Note]

                                 RAYONIER INC.

                    SERIES B MEDIUM-TERM FLOATING RATE NOTE

                  Due Nine Months or More from Date of Issuane

                 This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of September 1, 1992, as supplemented and amended (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are general unsecured obligations of the Company and will rank pari passu with all other Securities issued under the Indenture. This Note is one of a series of the Securities, which series is limited in aggregate initial principal amount to $174,000,000, designated as the Series B Medium-Term Notes (the "Notes") of the Company. The Notes may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be issued at an original issue discount.

                 The interest rate in effect from the Original Issue Date to the first Interest Reset Date (as defined herein) following the Original Issue Date shall be the Initial Interest Rate specified on the face hereof. Commencing on the first Interest Reset Date following the Original Issue Date, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as specified on the face hereof under "Interest Rate Reset Period"; provided, however, that the interest rate in effect hereon for the 10 calendar days immediately prior to the Maturity hereof shall be that in effect on the tenth calendar day next preceding Maturity. Each such adjusted rate shall be applicable from and including the Interest Reset Date to which it relates but not including the next succeeding Interest Reset Date or until Maturity, as the case may be. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined with respect to the Interest Determination Date (as defined herein) next preceding such Interest Reset Date in accordance with the provisions of the applicable heading below.

                 Unless the Interest Rate Basis specified on the face hereof is Treasury Rate, the Interest Determination Date with respect to any Interest Reset Date shall be the second Business Day immediately preceding such Interest Reset Date. If the Interest Rate Basis specified on the face hereof is Treasury Rate, the Interest Determination Date with respect to any Interest Reset Date shall be the day of the week on which Treasury bills are normally sold at auction. If, as a result of a legal holiday, the auction of Treasury bills with respect to any week is held on the preceding Friday, such Friday shall be the Interest Determination Date with respect to the Interest Reset Date occurring in the next succeeding week. If the Interest Reset Period specified on the face hereof is daily, the Interest Reset Dates with respect to this Note shall be each Business Day. If the Interest Rate Reset Period specified on the face hereof is weekly, the Interest Reset Dates with respect to this Note shall be Wednesday of each week; provided, however, that if the Interest Rate Basis specified on the face hereof is the Treasury Rate, the Interest Reset

Dates with respect to this Note shall be the Tuesday of each week. If the Interest Rate Reset Period specified on the face hereof is monthly, the Interest Reset Dates with respect to this Note shall be the third Wednesday of each month. If the Interest Rate Reset Period specified on the face hereof is quarterly, the Interest Reset Dates with respect to this Note shall be the third Wednesday of March, June, September and December of each year. If the Interest Rate Reset Period specified on the face hereof is semiannually, the Interest Reset Dates with respect to this Note shall be the third Wednesday of the two months in each year specified on the face hereof under Interest Rate Reset Period. If the Interest Rate Reset Period specified on the face hereof is annually, the Interest Reset Dates with respect to this Note shall be the third Wednesday of the month in each year specified on the face hereof under Interest Rate Reset Period. If the Interest Rate Basis specified on the face hereof is Treasury Rate and any Interest Reset Date with respect to this Note falls on a day on which Treasury bills are to be auctioned, then such Interest Reset Date shall be postponed to the next succeeding Business Day. If any Interest Reset Date with respect to this Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day; provided, however, if the Interest Rate Basis specified on the face hereof is LIBOR, if such succeeding Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

                 If an Interest Calculation Date falls on a day which is not a Business Day, such Interest Calculation Date shall be the next succeeding Business Day.

                 Determination of Interest Rate Per Annum for Prime Rate Notes. If the Interest Rate Basis specified on the face hereof is Prime Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof, and calculated to one hundred-thousandth of a percentage point, rounded up, set forth for the relevant Interest Determination Date in "Statistical Release H.15(519), Selected Interest Rates", published by the Board of Governors of the Federal Reserve System under the heading "Bank Prime Loan", or any successor publication ("Release H.15(519)"). In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Interest Calculation Date (specified on the face hereof) pertaining to such Interest Determination Date, then the Prime Rate with respect to such Interest Reset Date shall be the arithmetic mean (adjusted or multiplied and calculated by the Calculation Agent as described above) of the rates of interest publicly announced by each bank that appears on the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen NYMF Page") as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page on such Interest Determination Date, the Prime Rate with respect to such Interest Reset Date shall be the arithmetic mean (adjusted or multiplied and calculated by the Calculation Agent as described above) of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the interest rate per annum hereon with respect to such Interest Reset Date shall be the Prime Rate in effect hereon on such Interest Determination Date.

                 Determination of Interest Rate Per Annum For LIBOR Notes. If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate per annum determined with respect to any Interest Determination Date shall equal the arithmetic mean (as calculated by the Calculation Agent specified on the face hereof to one hundred-thousandth of a percentage point, rounded up) of offered rates for deposits of not less than U.S. $1,000,000 having the Index Maturity specified on the face hereof, commencing on the second Business Day immediately following such Interest Determination Date, which appear on the Designated Libor Page (as defined herein) as of 11:00 A.M., London time, on such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than two such offered rates so appear on the Designated Libor Page, the Calculation Agent shall, commencing on the second Business Day immediately following such Interest Determination Date, request the principal

London office of each of four major banks in the London interbank market, selected by the Calculation Agent, to provide a quotation of the rate at which such bank offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date, deposits in U.S. dollars having the Index Maturity specified on the face hereof and in a principal amount equal to an amount of not less than U.S. $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time, and the interest rate per annum hereon shall equal the arithmetic mean (adjusted or multiplied and calculated as described above) of (a) such quotations, if at least two quotations are provided, or (b) if fewer than two such quotations are provided, the rates quoted at approximately 11:00 A.M., New York City time on such Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the Index Maturity specified on the face hereof and in a principal amount equal to an amount of not less than U.S. $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time, in either case, adjusted or multiplied and calculated as described above; provided, however, that if not all of the three banks selected by the Calculation Agent pursuant to clause (b) above are quoting as described above, the interest rate per annum hereon with respect to such Interest Reset Date shall be the LIBOR in effect hereon on such Interest Determination Date. "Designated LIBOR Page" means "LIBOR Telerate", which shall be the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace page "3750" on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks), unless "LIBOR Reuters" is designated in the applicable Pricing Supplement, in which case "Designated LIBOR Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks).

                 Determination of Interest Rate Per Annum for Treasury Rate Notes. If the Interest Rate Basis specified on the face hereof is Treasury Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate for the auction on such Interest

Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in Release H.15(519), under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 9:00 A.M., New York City time, on the Interest Calculation Date (specified on the face hereof) pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, calculated to one hundred-thousandth of a percentage point, rounded up, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise reported by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. In the event that the results of such auction of Treasury bills are not published or reported as provided by 3:00 P.M., New York City time, on such Interest Calculation Date or if no such auction is held by the applicable Interest Determination Date, then the interest rate per annum shall be the rate set forth in Release H.15(519) with respect to such Interest Determination Date for the specified Index Maturity under the heading "U.S.

Government Securities/Treasury Bills/Secondary Market", adjusted or multiplied and calculated as described above. In the event such rate is not published by 3:00 P.M., New York City time, on the relevant Interest Calculation Date, then the interest rate per annum hereon shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent, calculated to one hundredthousandth of a percentage point, without rounding, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean (adjusted or multiplied and calculated as described above) of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers in The City of New York, selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, adjusted or multiplied and calculated as described above; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as described in this sentence, the interest rate per annum hereon with respect to such Interest Reset Date shall be the Treasury Rate in effect hereon on such Interest Determination Date.

                 Determination of Interest Rate Per Annum for Commercial Paper Rate Notes. If the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the Money Market Yield (as defined herein) (quoted on a bank discount basis) on such Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof, (i) as such rate is published in Release H.15(519), under the heading "Commercial Paper", or (ii) of such rate is not published at or prior to 9:00 A.M., New York City time, on the Interest Calculation Date the Money Market Yield of such rate on such date, as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations"), under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Interest Calculation Date, such rate is not published in either of such publications, the interest rate per annum determined with respect to such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean (calculated to one hundred-thousandth of a percentage point, rounded up) of the offered rates (quoted on a bank discount basis), as of 11:00 A.M., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent, for commercial paper having the Index Maturity specified on the face hereof placed for industrial issuers whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three such dealers are quoting as described above, the interest rate per annum hereon with respect to such Interest Reset Date shall be the Commercial Paper Rate in effect hereon on such Interest Determination Date.

                 "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

         Money Market Yield = 100 x    360 x D
                                    -------------
                                    360 - (D x M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal calculated to seven decimal places, without rounding; and

"M" refers to the actual number of days in the interest period for which interest is being calculated.

        Determination of Interest Rate Per Annum for CD Rate Notes. If the Interest Rate Basis specified on the face hereof is CD Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to one hundred-thousandth of a percentage point, rounded up, for the relevant Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Release H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Interest Calculation Date (specified on the face hereof) pertaining to such Interest Determination Date, then the CD Rate with respect to such Interest Reset Date shall be the rate (adjusted or multiplied and calculated as described above) on such Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 P.M., New York City time, on such Interest Calculation Date such rate is not published in either Release H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean (adjusted or multiplied and calculated as described above) of the secondary market offered rates, as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York, selected by the Calculation Agent, for negotiable certificates of deposit of major United States money center banks with a remaining maturity closest to the specified Index Maturity in a denomination of U.S $5,000,000; provided, however, that, if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the interest rate per annum hereon with respect to such Interest Reset Date shall be the CD Rate in effect hereon on such Interest Determination Date.

                 Determination of Interest Rate Per Annum for Federal Funds Rate Notes. If the Interest Rate Basis specified on the face hereof is Federal Funds Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to one hundred-thousandth of a percentage point, rounded up, on the relevant Interest Determination Date for Federal Funds as published in Release H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Interest Calculation Date (specified on the face hereof) pertaining to such Interest Determination Date, then the Federal Funds Rate with respect to such Interest Reset Date shall be the rate (adjusted or multiplied and calculated as described above) on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 P.M., New York City time, on such Interest Calculation Date such rate is not published in either Release H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean (adjusted or multiplied and calculated as described above) of the rates, as of 9:00 A.M., New York City time, on such Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal

Funds transactions in The City of New York, selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the interest rate per annum hereon with respect to such Interest Reset Date shall be the Federal Funds Rate in effect hereon on such Interest Determination Date.

                 Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Interest Calculation Date, or if such date is not a Business Day, the next succeeding Business Day.

                 The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

                 At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.

                 If this Note is not issued with an original issue discount and if an Event of Default, as defined in the Indenture, with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                 If so provided on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. Notice of redemption shall be given not later than 30 days and not earlier than 60 days prior to the date fixed for redemption. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company at a Redemption Price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage as defined herein. The "Redemption Percentage" shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%.

                 If so provided on the face of this Note, this Note will be repayable in whole or in part in increments of

$1,000 provided that the remaining principal amount of any amount of any Note surrendered for partial repayment shall be at least $1,000, on any Business Day on or after the "Initial Date on Which the Note is Repayable at the Option of the Holder" (as stated on the face hereof), at the option of the Holder, at 100% of the principal amount to be repaid, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Note to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of this Note, on or before the fifteenth, but not earlier than the twenty-fifth, calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Paying Agent on behalf of the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Payment Agent on behalf of the Company by such fifth Business Day). Any such election shall be irrevocable. The address of the Paying Agent to which such deliveries are to be made is Bankers Trust Company, Four Albany Street, New York, New York 10006 Attention: Corporate Trust and Agency Group (or at such other places as the Company shall notify the Holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

                 In the event of redemption or repayment of this Note in part only, a new Note or Notes of this series for the portion hereof not redeemed or repaid will be issued in the name of the Holder hereof upon the cancellation hereof.

                 If this Note is issued with an original issue discount, (i) if an Event of Default with respect to the Notes shall have occurred and be continuing, the amount of principal of this Note which may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture, shall be determined in the manner set forth under the heading "OID Default Amounts" on the face hereof, and (ii) in the case of a default of payment in principal upon acceleration, redemption, repayment at the option of the holder or at the Stated Maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Note shall bear interest at a rate of interest per annum equal to the Default Rate specified on the face hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption, repayment at the option of the holder or Stated Maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture. Upon payment (A) of the amount of principal so declared due and payable and (B) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.

                 If this Note is a Global Note (as specified on the face hereof), this Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary (in any case in which the Company may appoint a successor Depositary) within 90 days after the Company receives notice or becomes aware of such unwillingness, inability or ineligibility, (y) the Company executes and delivers to the Trustee a Company Order that such Global Note shall be exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes represented hereby. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Stated Maturity and other terms and of differing authorized denominations aggregating like amount. Any Global Note that is exchangeable pursuant to the second preceding sentence shall be exchangeable for Notes registered in such names as such Depositary shall direct.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness on this Note, upon compliance by the Company with certain conditions set forth therein.

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Securities Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the

Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

                 This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

                 Capitalized terms used herein which are defined in the Indenture and not defined herein shall have the respective meanings assigned thereto in the Indenture.

                 The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:
                 Rayonier Inc.
                 1177 Summer Street
                 Stamford, Connecticut 06904
                 Attention of Corporate Secretary

                 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                           OPTION TO ELECT REPAYMENT

                 TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHTS


                 The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at __________________________________________________________ (please print or type name and address of the undersigned).

        For the within Note to be repaid the Company must receive at the applicable address of the Trustee set forth in the Note or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, on or before the fifteenth, but not earlier than the twenty-fifth, calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, (i) the Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a statement that the option to elect repayment is being exercised hereby, and (d) a guarantee stating that the Note to be repaid with this form duly completed will be received by the Paying Agent on behalf of the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Note and form duly completed are received by the Paying Agent on behalf of the Company such fifth Business Day). Exercise of the repayment option by the Holder shall be irrevocable.

                 If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple
of $1,000) which the Holder elects to have repaid:           (in the absence of
any such specification, the entire principal amount of the Note will be repaid); and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000 in excess thereof) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid): ____________________.

Date:                             -----------------------------------
                                  Notice:  The signature on this Option
                                  to Elect Repayment must correspond
                                  with the name as written upon the
                                  face of the Note in every particular
                                  without alteration or enlargement or
                                  any other change whatsoever.

                                 ABBREVIATIONS

                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common                   UNIF GIFT MIN ACT--
                                                       Custodian
                                                -------         ---------
TEN ENT--as tenants by the                      (Cust)           (Minor)
entireties                                      Under Uniform Gifts to
                                                Minors Act
JT TEN--as joint tenants with
right of survivorship and not as                -------------------------
tenants in common                               (State)

    Additional abbreviations may also be used though not in the above list.

                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[Please Insert Social Security or
Other Identifying Number of Assignee]

- ----------------------


- -------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE]

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------


the within Note of Rayonier Inc. and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated: ---------------            ---------------------------------------------

                                  ---------------------------------------------



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any other change whatsoever.